Exhibit 10.1
AMENDMENT NO. 1
TO AGREEMENT BETWEEN OWNER AND CONSTRUCTION MANAGER
Pursuant to Paragraph 2.2 of the Agreement, dated June 27, 2006 between Genitope Corporation (Owner) and XL Construction Corporation (the Construction Manager), for the Genitope Headquarters and Manufacturing Facilities—Building 1 (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.
ARTICLE I GUARANTEED MAXIMUM PRICE
The Construction Manager’s Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 of the Agreement, the Construction Manager’s Fee as defined in Article 5 of the Agreement and the Contingency as defined in Subparagraph 2.2.3 of the Agreement, is Nineteen Million Nine Hundred Twenty-Two Thousand Seven Hundred Forty-One and No/100 Dollars ($19,922,741.00). The Guaranteed Maximum Price is for the performance and execution of the Work (and that work or those services reasonably inferable therefrom to produce the results intended by the Contract Documents) in accordance with the Contract Documents.
ARTICLE II CONTRACT TIME
The parties hereby acknowledge and agree that the date of commencement of the Work by Construction Manager was September 2, 2005 (the “Commencement Date”). In connection with the foregoing, the date of Substantial Completion of the Work established by this Amendment is hereby agreed by the parties to be August 4, 2006 (the “Completion Date”). The period of time commencing on the Commencement Date and ending on the Completion Date is sometimes be referred to in the Contract as the “Contract Time.”

OWNER		CONSTRUCTION MANAGER
/s/ Dan W. Denney Jr.		/s/ Alan Laurlund

(Signature)		(Signature)
GENITOPE CORPORATION,		XL CONSTRUCTION CORPORATION,
a Delaware corporation		a California corporation

By:	Dan W. Denney, Jr.	By:	Alan Laurland

	Dan W. Denney, Jr., Ph.D, CEO		Its:	Project Executive

By:

Its:

Dan W. Denney, Jr.
(Printed name and title)		(Printed name and title)

CEO
Date		Date
27 June 2006		6/27/2006

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